SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported) January 31, 2001.

                          Fog Cutter Capital Group Inc.
               (Exact Name of Registrant as Specified in Charter)


         Maryland                       0-23911              52-2081138
 (State or Other Jurisdiction           (Commission          (IRS Employer
       of Incorporation)                File Number)         Identification No.)

                   1631 SW Columbia Street, Portland, OR 97201
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (503) 721-6500

                      Wilshire Real Estate Investment Inc.
                                  (Former Name)


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Item 5.        Other Events.

     On January 31, 2001, Wilshire Real Estate Investment Inc. (the "Company") announced that it had changed its name to "Fog Cutter Capital Group Inc." and that effective February 1, 2001, the Company's NASDAQ ticker symbol (currently "WREI") will change to "FCCG". In addition, the Company announced that it will concentrate on the acquisition of assets where its expertise in intensive asset management, mortgage and real estate credit analysis and financial structuring can create value.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)      Exhibits.

         The following exhibit is filed as part of this report:

         99.1   Press Release dated January 31, 2001.


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, Fog Cutter Capital Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 31, 2001

                                          FOG CUTTER CAPITAL GROUP INC.


                                          By: /s/ Lawrence A. Mendelsohn
                                              --------------------------
                                              Lawrence A. Mendelsohn
                                              President


                                          By: /s/ Chris Tassos
                                              ----------------
                                              Chris Tassos
                                              Executive Vice President and Chief
                                                Financial Officer


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                                                                    Exhibit 99.1
For Immediate Release
---------------------
February 1, 2001

Contact:
Andrew Wiederhorn or Lawrence Mendelsohn (503) 721-6500
Dan Lavey, The Gallatin Group (503) 220-0780


                WILSHIRE REAL ESTATE INVESTMENT INC. CHANGES NAME
                        TO FOG CUTTER CAPITAL GROUP INC.

   The new name reflects a business strategy of more opportunistic investment and structuring of diverse real estate related assets

PORTLAND, Ore. - Effective January 25, 2001, Wilshire Real Estate Investment Inc. (Nasdaq: WREI), an opportunistic investment group specializing in mortgage and real estate related assets, has changed its name to Fog Cutter Capital Group Inc. Also, effective February 1, 2001, the company's NASDAQ ticker symbol (currently WREI) will change to FCCG.

The name change, recently approved by the company's board of directors, is designed to reflect Fog Cutter's business strategy of opportunistically investing, structuring and managing real estate related assets such as mortgage-backed securities, mezzanine real estate loans and real estate, as well as the acquisition of companies engaged in investing in such assets.

Fog Cutter Capital Group Inc. will concentrate on the acquisition of assets where its expertise in intensive asset management, mortgage and real estate credit analysis and financial structuring can create value. Further, the Company expects that many of these assets, particularly in corporate acquisitions, will be in conjunction with partners. As a result, the Company has restructured both the asset and liability structure of its balance sheet and has begun arranging and investing in transactions steered by its planned core business.

On December 22, 2000 the Company, through a Jersey, Channel Islands subsidiary, BEP Islands Limited, and two subsidiaries of its partners (Merrill Lynch Inc. and The Greenwich Group Intl.) offered to purchase Bourne End Properties Plc, a quoted company registered in England and Wales, at 69 pence per share in cash, or approximately (pound)42 million. Bourne End is a specialist investor in retail property, currently owning nine town shopping centers in England and Scotland. The shopping centers range in size from 80,000 square feet to approximately 340,000 square feet. As of January 26, 2001, 97.45% of Bourne End had shareholders accepted the offer.

During the year ended December 31, 2000, the Company significantly reduced all of its mortgage backed securities related short-term, mark-to-market-based financing. Such financing has generally been replaced by two securitized, long-term, non-recourse, and non-mark-to-market-structured transactions. Additionally, the Company sold the majority of its U.S. income property portfolio.


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           Forward Looking Statements

           The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in such statements. All of the statements contained in this release, which are not identified as historical, should be considered forward-looking. In connection with certain forward-looking statements contained in this release and those that may be made in the future by or on behalf of the company which are identified as forward-looking, the company notes that there are various factors that could cause actual results to differ materially from those set forth in any such forward-looking statements. Such factors include but are not limited to, the real estate market, the availability of real estate assets at acceptable prices, the availability of financing, interest rates, and European markets. Accordingly, there can be no assurance that the forward-looking statements contained in this release will be realized or that actual results will not be significantly higher or lower. The forward-looking statements have not been audited by, examined by, or subjected to agreed-upon procedures by independent accountants, and no third party has independently verified or reviewed such statements. Readers of this release should consider these facts in evaluating the information contained herein. The inclusion of the forward-looking statements contained in this release should not be regarded as a representation by the company or any other person that the forward-looking statements contained in this release will be achieved. In light of the foregoing, readers of this release are cautioned not to place undue reliance on the forward-looking statements contained herein.

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